Exhibit 5.2



                   REGISTRATION RIGHTS AGREEMENT



                   Dated as of February 16, 1996



                              between



                            USAIR, INC.,


                               and


                MORGAN STANLEY & CO. INCORPORATED,


                      SALOMON BROTHERS INC,


                     CHASE SECURITIES, INC.,


                             and


                      LEHMAN BROTHERS INC.

                  REGISTRATION RIGHTS AGREEMENT

    THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of February 16, 1996, between USAIR, INC., a Delaware corporation (the "Company"), MORGAN STANLEY & CO. INCORPORATED (the "Manager"), SALOMON BROTHERS INC, CHASE SECURITIES, INC. and LEHMAN BROTHERS INC. (together with the Manager, the "Purchasers").

    This Agreement is made pursuant to the Purchase Agreement dated February 9, 1996, between the Company and the Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Purchasers of (i) $142,400,000 aggregate principal amount of its 6.76% Class A Equipment Notes (the "Class A Notes"), (ii) $54,800,000 aggregate principal amount of its 7.50% Class B Equipment Notes (the "Class B Notes") and (iii) $65,800,000 aggregate principal amount of its 8.93% Class C Equipment Notes (the "Class C Notes", together with the Class A Notes and the Class B Notes, the "Notes"). In order to induce the Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

    In consideration of the foregoing, the parties hereto agree as follows:

    1. Definitions. As used in this Agreement, terms not otherwise defined shall have the following meanings or if not defined herein, as defined in the Collateral Agency Agreement dated February 15, 1996, among the Company, Wilmington Trust Company and the other parties named therein:

    "Applicable Indenture" shall mean, (i) with respect to the Class A Notes, the Class A Holders or the Class A Indenture Trustee, the Class A Indenture, (ii) with respect to the Class B Notes, the Class B Holders or the Class B Indenture Trustee, the Class B Indenture and (iii) with respect to the Class C Notes, the Class C Holders or the Class C Indenture Trustee, the Class C Indenture.

    "Class A Exchange Notes" shall mean securities issued by the Company under the Class A Indenture of equal outstanding principal amount as and containing terms identical to the Class A Notes (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Class A Notes or, if no such interest has been paid, from February 16, 1996, (ii) the transfer restrictions thereon shall be modified or eliminated, as appropriate and (iii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated), to be offered to Holders of the Class A Notes in exchange for such Class A Notes pursuant to the Exchange Offer.

    "Class A Holder" shall mean each Purchaser, for so long as it owns any Class A Registrable Notes, and each of its successors, assigns and direct and indirect transferees who become registered owners of Class A Registrable Notes under the Class A Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term "Class A Holder" shall include Participating Broker-Dealers (as defined in Section 4(a)).

    "Class A Indenture" shall mean the Class A Trust Indenture relating to the Class A Notes dated as of February 15, 1996 between the Company and the Class A Indenture Trustee, as the same may be amended from time to time in accordance with the terms thereof.

    "Class A Indenture Trustee" shall mean Wilmington Trust Company, not in its individual capacity except as expressly set forth in the Class A Indenture, but solely as Indenture Trustee under the Class A Indenture, together with any successor Indenture Trustee under the terms of the Class A Indenture.

    "Class A Notes" shall have the meaning set forth in the second paragraph of this Agreement.

    "Class A Registrable Notes" shall mean the Class A Notes; provided, however, that the Class A Notes shall cease to be Class A Registrable Notes upon the earlier to occur of (i) the consummation of the Exchange Offer, (ii) a Registration Statement with respect to such Class A Notes shall have been declared effective under the Securities Act and such Class A Notes shall have been disposed of pursuant to such Registration Statement,
(iii) such Class A Notes shall have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act or (iv) such Class A Notes shall have ceased to be outstanding.

    "Class B Exchange Notes" shall mean securities issued by the Company under the Class B Indenture of equal outstanding principal amount as and containing terms identical to the Class B Notes (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Class B Notes or, if no such interest has been paid, from February 16, 1996, (ii) the transfer restrictions thereon shall be modified or eliminated, as appropriate and (iii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated), to be offered to Holders of the Class B Notes in exchange for such Class B Notes pursuant to the Exchange Offer.

    "Class B Holder" shall mean each Purchaser, for so long as it owns any Class B Registrable Notes, and each of its successors, assigns and direct and indirect transferees who become registered owners of Class B Registrable Notes under the Class B Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term "Class B Holder" shall include Participating Broker-Dealers (as defined in Section 4(a)).

    "ClassB Indenture" shall mean the Class B Trust Indenture relating to the Class B Notes dated as of February 15, 1996 between the Company and the Class B Indenture Trustee, as the same may be amended from time to time in accordance with the terms thereof.

    "Class B Indenture Trustee" shall mean Wilmington Trust Company, not in its individual capacity except as expressly set forth in the Class B Indenture, but solely as Indenture Trustee under the Class B Indenture, together with any successor Indenture Trustee under the terms of the Class B Indenture.

    "Class B Notes" shall have the meaning set forth in the second paragraph of this Agreement.

    "Class B Registrable Notes" shall mean the Class B Notes; provided, however, that the Class B Notes shall cease to be Class B Registrable Notes upon the earlier to occur of (i) the consummation of the Exchange Offer, (ii) a Registration Statement with respect to such Class B Notes shall have been declared effective under the Securities Act and such Class B Notes shall have been disposed of pursuant to such Registration Statement,
(iii) such Class B Notes shall have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act or (iv) such Class B Notes shall have ceased to be outstanding.

"Class C Exchange Notes" shall mean securities issued by the Company under the Class C Indenture of equal outstanding principal amount as and containing terms identical to the Class C Notes (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Class C Notes or, if no such interest has been paid, from February 16, 1996, (ii) the transfer restrictions thereon shall be modified or eliminated, as appropriate and (iii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated), to be offered to Holders of the Class C Notes in exchange for such Class C Notes pursuant to the Exchange Offer.

    "Class C Holder" shall mean each Purchaser, for so long as it owns any Class C Registrable Notes, and each of its successors, assigns and direct and indirect transferees who become registered owners of Class C Registrable Notes under the Class C Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term "Class C Holder" shall include Participating Broker-Dealers (as defined in Section 4(a)).

    "Class C Indenture" shall mean the Class C Trust Indenture relating to the Class C Notes dated as of February 15, 1996 between the Company and the Class C Indenture Trustee, as the same may be amended from time to time in accordance with the terms thereof.

    "Class C Indenture Trustee" shall mean Wilmington Trust Company, not in its individual capacity except as expressly set forth in the Class C Indenture, but solely as Indenture Trustee under the Class C Indenture, together with any successor Indenture Trustee under the terms of the Class C Indenture.

    "Class C Notes" shall have the meaning set forth in the second paragraph of this Agreement.

    "Class C Registrable Notes" shall mean the Class C Notes; provided, however, that the Class C Notes shall cease to be Class C Registrable Notes upon the earlier to occur of (i) the consummation of the Exchange Offer, (ii) a Registration Statement with respect to such Class C Notes shall have been declared effective under the Securities Act and such Class C Notes shall have been disposed of pursuant to such Registration Statement,
(iii) such Class C Notes shall have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act or (iv) such Class C Notes shall have ceased to be outstanding.

    "Closing Date" shall mean the Closing Date as defined in the Purchase Agreement.

    "Company" shall have the meaning set forth in the preamble and also includes the Company's successors.

    "Exchange Act" shall mean the Securities Exchange Act of
1934, as amended from time to time.

    "Exchange Offer" shall mean the exchange offer by the Company of Exchange Notes for Registrable Notes pursuant to Section 2(a) hereof.

    "Exchange Offer Registration" shall mean a registration under the Securities Act effected in accordance with Section 2(a) hereof.

    "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

    "Exchange Notes" shall mean, together, the Class A Exchange
Notes, the Class B Exchange Notes and the Class C Exchange Notes.

    "Holder" shall mean a Class A Holder, a Class B Holder or a
Class C Holder.

    "Indenture" shall mean the Class A Indenture, the Class B
Indenture or the Class C Indenture, as applicable, and when used in the plural shall mean, together, the Class A Indenture, the Class B Indenture and the Class C Indenture.

    "Indenture Trustee" shall mean the Class A Indenture Trustee, the Class B Indenture Trustee or the Class C Indenture Trustee as applicable, and when used in the plural shall mean, together, the Class A Indenture Trustee, the Class B Indenture Trustee and the Class C Indenture Trustee.

    "Majority Holders" shall mean, together, the Holders of a majority in aggregate principal amount of each class of Registrable Notes then outstanding; provided that whenever the consent or approval of Holders of a specified percentage of any such Class of Registrable Notes is required hereunder, Registrable Notes held by the Company or any of its affiliates

(as such term is defined in Rule 405 under the Securities Act) (other than the Purchasers or subsequent holders of Registrable Notes if such subsequent holders are deemed to be such affiliates solely by reason of their holding of such Registrable Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

    "Manager" shall have the meaning set forth in the preamble.

    "Notes" shall have the meaning set forth in the second paragraph of this Agreement.

    "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

    "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Notes covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

    "Purchase Agreement" shall have the meaning set forth in the preamble.

    "Purchaser" shall have the meaning set forth in the preamble.

    "Registrable Notes" shall mean, together, the Class A
Registrable Notes, the Class B Registrable Notes and the Class C
Registrable Notes.

    "Registration Expenses" shall mean, except as provided in the Purchase Agreement, any and all expenses incurred incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel for any underwriters in connection with blue sky qualification of any of the Exchange Notes or Registrable Notes), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, (iv) the reasonably incurred out-of-pocket fees and expenses incurred by any underwriter in connection with the preparation of any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (v) all rating agency fees, (vi) all fees and disbursements relating to the qualification of the Indentures under applicable securities laws, (vii) the fees and reasonably incurred out-of-pocket disbursements of the Indenture Trustees and their counsel, (viii) the fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the fees and reasonably incurred out-of- pocket disbursements of one counsel for the Holders (which counsel, in the latter case, shall be selected by the Majority Holders and which counsel may also be counsel for the Purchasers) and (ix) the fees and disbursements of the independent public accountants of the Company and any partnership or joint venture in which the Company or any of its subsidiaries is a partner, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding fees of counsel to the underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders (other than fees and expenses set forth in clause (viii) above) and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Notes by a Holder.

    "Registration Statement" shall mean any registration statement of the Company that covers any of the Exchange Notes or Registrable Notes pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

    "SEC" shall mean the Securities and Exchange Commission.

    "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

    "Shelf Registration" shall mean a registration effected in accordance with Section 2(b) hereof.

    "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2(b) of this Agreement that covers all of the Registrable Notes (but no other securities unless approved by the Person or Persons who have requested the Company to file the

Shelf Registration Statement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

    "Underwriter" shall have the meaning set forth in Section
2(c) of this Agreement.

    "Underwritten Registration" or "Underwritten Offering" shall mean a registration in which Registrable Notes are sold to an Underwriter for reoffering to the public.

    2. Registration Under the Securities Act. (a) Exchange Offer Registration. To the extent not prohibited by any applicable law or applicable interpretation of the Staff of the SEC, the Company shall use its best efforts (i) to cause to be filed after the Closing Date an Exchange Offer Registration Statement covering the offer by the Company to the Holders to exchange (A) all of the Class A Registrable Notes for Class A Exchange Notes, (B) all of the Class B Registrable Notes for Class B Exchange Notes and (C) all of the Class C Registrable Notes for Class C Exchange Notes and (ii) to have such Registration Statement remain effective until the closing of the Exchange Offer. The Company shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement has been declared effective by the SEC and use its best efforts to have the Exchange Offer consummated not later than 60 days after such effective date. The Company shall commence the Exchange Offer by mailing the related exchange offer Prospectus and accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:

    (i) that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Notes validly tendered will be accepted for exchange;

    (ii) the dates of acceptance for exchange (which shall be each business day during a period of at least 20 days from the date such notice is mailed) (the "Exchange Dates");

    (iii) that any Registrable Note not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement;

    (iv) that Holders electing to have a Registrable Note exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Note, together with the enclosed letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice prior to the close of business on the last Exchange Date; and

    (v) that Holders will be entitled to withdraw their election, not later than the close of business on the last Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Notes delivered for exchange, and a statement that such Holder is withdrawing his election to have such Notes exchanged.

    As soon as practicable after the last Exchange Date, the Company or its agent shall:

    (i) accept for exchange Registrable Notes or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer;

    (ii) deliver, or cause to be delivered, to the Class A Indenture Trustee for cancellation all Class A Registrable Notes or portions thereof so accepted for exchange by the Company, and issue, and cause the Class A Indenture Trustee to promptly authenticate and mail to each Class A Holder, Class A Exchange Notes equal in principal amount to the principal amount of the Class A Registrable Notes surrendered by such Class A Holder;

    (iii) deliver, or cause to be delivered, to the Class B Indenture Trustee for cancellation all Class B Registrable Notes or portions thereof so accepted for exchange by the Company, and issue, and cause the Class B Indenture Trustee to promptly authenticate and mail to each Class B Holder, Class B Exchange Notes equal in principal amount to the principal amount of the Class B Registrable Notes surrendered by such Class B Holder; and

    (iv) deliver, or cause to be delivered, to the Class C Indenture Trustee for cancellation all Class C Registrable Notes or portions thereof so accepted for exchange by the Company, and issue, and cause the Class C Indenture Trustee to promptly authenticate and mail to each Class C Holder, Class C Exchange Notes equal in principal amount to the principal amount of the Class C Registrable Notes surrendered by such Class C Holder.

The Company shall use its best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the Staff of the SEC and that no order of any governmental agency or court of competent jurisdiction would be violated by consummating the Exchange Offer. The Company shall inform the Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Purchasers shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Registrable Notes in the Exchange Offer.

    (b) Shelf Registration. (i) In the event that (A) the Company determines that the Exchange Offer Registration provided in Section 2(a) above is not available or may not be consummated as soon as practicable after the last Exchange Date because it would violate applicable law or the applicable interpretations of the staff of the SEC or because it would materially interfere with other business activities of the Company, or (B) in the opinion of counsel for the Purchasers or the Company a Registration Statement must be filed and a Prospectus must be delivered by the Purchasers in connection with any offering or sale of Registrable Notes, the Company shall use its best efforts to cause to be filed as soon as practicable after such determination, date or notice of such opinion of counsel is given to the Company, as the case may be, a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Notes, and to have such Shelf Registration Statement declared effective by the SEC. In the event the Company is required to file a Shelf Registration Statement solely as a result of the matters referred to in clause (B) of the preceding sentence, the Company shall file and have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to
Section 2(a) with respect to all Registrable Notes and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement to the extent permitted by applicable law) with respect to offers and sales of Registrable Notes held by the Holders after completion of the Exchange Offer. The Company agrees to use its best efforts to keep the Shelf Registration Statement continuously effective until the third anniversary of the Closing Date or such shorter period that will terminate when all of the Registrable Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. The Company further agrees to supplement or amend the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder, and to use its best efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as thereafter practicable.
The Company agrees to furnish to the Holders of Registrable Notes copies of any such supplement or amendment promptly after its being used or filed with the SEC.

    (ii) Each Holder whose Registrable Notes are covered by a Shelf Registration Statement filed pursuant to this Section 2(b) agrees, upon the request of the managing Underwriter in any Underwritten Offering permitted pursuant to this Agreement, not to effect any public sale or distribution of securities of the Company of the same class as the Registrable Notes included in such Shelf Registration Statement (except as part of such registration), including a sale pursuant to Rule 144 under the Securities Act, during the 10-day period prior to, and during the 90-day period beginning on, the closing date of any such Underwritten Offering made pursuant to such Shelf Registration Statement, to the extent timely notified in writing by the Company or such Underwriter(s).

    The foregoing provision shall not apply to any Holder of Registrable Notes if such Holder is prevented by applicable statute or regulation from entering into any such agreement; provided, however, that any such Holder shall undertake, in its request to participate in any such Underwritten Offering, not to effect any public sale or distribution of any of its Registrable Notes not sold in such Underwritten Offering, commencing on the date of sale of such Registrable Notes unless it has provided 45 days' prior written notice of such sale or distribution to the Underwriter(s).

    (iii) The Company agrees not to effect any public or private offer, sale or distribution of securities of the same quality and nature as the Registrable Notes, including a sale pursuant to Regulation D under the Act, during the 10-day period prior to, and during the 90-day period beginning on, the closing date of each Underwritten Offering permitted pursuant to Section 3(q) hereof made pursuant to the Shelf Registration Statement, to the extent timely notified in writing by the Underwriter(s), and to use its best efforts to cause each holder of securities of the same quality and nature as the Registrable Notes purchased from the Company at any time on or after the date of this Agreement to agree not to effect any public sale or distribution of any such securities during such period (except as part of such registration), including a sale pursuant to Rule 144 under the Securities Act.

    (c) The Holders of Registrable Notes covered by a Shelf Registration Statement who desire to do so may sell such Registrable Notes in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the "Underwriters") that will administer the offering will be selected by the Majority Holders of the Registrable Notes included in such offering.

    (d) Expenses. The Company shall pay all reasonably incurred Registration Expenses in connection with the registration pursuant to Section 2(a) or 2(b). Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Notes pursuant to the Shelf Registration Statement.

    (e) Effective Registration Statement. An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Notes pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Shelf Registration Statement will be deemed not to have been effective during the period of such interference until the offering of Registrable Notes pursuant to such Registration Statement may legally resume.

    (f) Increase in Interest Rate. In the event that, for any reason, either (i) the Exchange Offer is not consummated or (ii) a Shelf Registration Statement is not declared effective (each, a "Registration Event"), in either case, on or prior to August 16, 1996, the interest rate on each Class of Notes shall be temporarily increased by one-half of one percent per annum for the semiannual period commencing October 15, 1996. The one-half of one percent per annum increase over the original interest rate on the Notes will be permanent (and will apply to all future interest periods and to the Exchange Notes) if a Registration Event has not occurred on or prior to February 16, 1997.

    (g) Specific Enforcement. Without limiting the remedies available to the Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2(a) and Section 2(b) hereof.

    3. Registration Procedures. In connection with the obligations of the Company with respect to the Registration
Statements pursuant to Sections 2(a) and 2(b) hereof, the Company shall as expeditiously as possible:

    (a) prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (x) shall be selected by the Company and (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Notes by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

    (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to (x) keep such Registration Statement effective for the applicable period under this Agreement, and (y) cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act and (z) keep each Prospectus current during the period described under Section 4(3) and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Notes or Exchange Notes;

    (c) in the case of a Shelf Registration, furnish to each Holder of Registrable Notes, to counsel for the Purchasers, to counsel for the Holders and to each Underwriter of an Underwritten Offering of Registrable Notes, if any, and each such Underwriter's Counsel, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Notes; and the Company consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Notes and any such Underwriters in connection with the offering and sale of the Registrable Notes covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

    (d) use its best efforts to register or qualify the Registrable Notes under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Notes covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Notes owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

    (e) in the case of a Shelf Registration, notify each Holder of Registrable Notes, counsel for the Holders and counsel for the Purchasers promptly and, if requested by any such Holder, confirm such advice in writing, (i) when a Shelf Registration Statement has become effective and when any post-effective amendments and supplements thereto have been filed and become effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Shelf Registration Statement and Prospectus or for additional information after the Shelf Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Shelf Registration Statement or the initiation of any proceedings for that purpose,
(iv) if, between the effective date of a Shelf Registration Statement and the closing of any sale of Registrable Notes covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to such offering cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Notes for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Shelf Registration Statement is effective which makes any statement made in such Shelf Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Shelf Registration Statement or Prospectus in order to make the statements therein not misleading, and (vi) of any determination by the Company that a post-effective amendment to a Shelf Registration Statement would be appropriate;

    (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration
Statement at the earliest possible moment and provide prompt notice to each Holder of the withdrawal of any such order;

    (g) in the case of a Shelf Registration, furnish to each Holder of Registrable Notes, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

    (h) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Notes to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold and not bearing any restrictive legends and enable such Registrable Notes to be in such denominations (consistent with the provisions of the Applicable Indenture) and registered in such names as the selling Holders may reasonably request at least two business days prior to the closing of any sale of Registrable Notes;

    (i) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(e)(v) hereof, use its best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Company agrees to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

    (j) within a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Purchasers and their counsel (and, in the case of a Registration Statement, the Holders and their counsel) and make such of the representatives of the Company as shall be reasonably requested by the Purchasers or their counsel (and, in the case of a Registration Statement, the Holders or their counsel) available for discussion of such document, and shall not at any time file or make any amendment to the Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Purchasers and their counsel (and, in the case of a Registration Statement, the Holders and their counsel) shall not have previously been advised and furnished a copy or in a form to which the Purchasers or their counsel (and, in the case of a Registration Statement, the Holders or their counsel) shall object;

    (k) obtain a CUSIP number for all Exchange Notes or Registrable Notes, as the case may be, not later than the effective date of a Registration Statement;

    (l) cause the Indentures to be qualified under the Trust Indenture Act of 1939 (the "TIA") in connection with the registration of the Exchange Notes or Registrable Notes, as the case may be, cooperate with the Indenture Trustees and the Holders to effect such changes to the Indentures as may be required for the Indentures to be so qualified in accordance with the terms of the TIA and execute, and use its best efforts to cause the Indenture Trustees to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indentures to be so qualified in a timely manner;

    (m) in the case of a Shelf Registration, make available for inspection by a representative of the Holders of the Registrable Notes, any Underwriters participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Company, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with a Shelf Registration Statement;

    (n) in the case of a Shelf Registration, use its reasonable best efforts to cause all Registrable Notes to be listed on any securities exchange or any automated quotation system on which similar securities issued by the Company are then listed if requested by the Majority Holders, to the extent such Registrable Notes satisfy applicable listing requirements;

    (o) use its reasonable best efforts to cause the Exchange Notes or Registrable Notes, as the case may be, to be rated by two nationally recognized statistical rating organizations (as such term is defined in Rule 436(g)(2) under the Securities Act);

    (p) if reasonably requested by any Holder of Registrable Notes covered by a Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received satisfactory notification of the matters to be incorporated in such filing; and

    (q) in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Majority Holders of the class of Registrable Notes being sold) in order to expedite or facilitate the disposition of such Registrable Notes including, but not limited to, an Underwritten Offering and in such connection, (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Notes with respect to the business of the Company and its subsidiaries and its or its subsidiaries' joint ventures, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders of a majority in principal amount of the Registrable Notes to be sold in such Underwritten Offering and any Underwriters and their respective counsel) addressed to each selling Holder and Underwriter, if any, of Registrable Notes, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain "cold comfort" letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company or any joint venture in which the Company or any of its subsidiaries is a partner, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and Underwriter, if any, of Registrable Notes, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Notes being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

    In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Notes to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Notes as the Company may from time to time reasonably request in writing.

    In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Notes pursuant to a Shelf Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Notes current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Company shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions.

    4. Participation of Broker-Dealers in Exchange Offer. (a) The Staff of the SEC has taken the position that any broker-dealer that receives Exchange Notes for its own account in the Exchange Offer in exchange for Notes that were acquired by such broker-dealer as a result of market making or other trading activities (a "Participating Broker-Dealer") may be deemed to be an "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

    The Company understands that it is the Staff's position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Notes, without naming the Participating Broker-Dealers or specifying the amount of Exchange Notes owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Notes for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

    (b) In light of Section 4(a) above, notwithstanding the other provisions of this Agreement, the Company agrees that the provisions of this Agreement as they relate to a Shelf Registration shall also apply to an Exchange Offer Registration to the extent, and with such reasonable modifications thereto as may be reasonably requested by the Purchasers or by one or more Participating Broker-Dealers, in each case as provided in clause
(ii) below, in order to expedite or facilitate the disposition of any Exchange Notes by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above; provided that:

    (i) the Company shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(i), for a period exceeding 180 days after the last Exchange Date (as extended by the number of days during such 180 day period from, and including the date of, the giving by the Company of a notice pursuant to Section 3(e)(v) of this Agreement to, and including the date when, the Company shall have made available to the Holders copies of a supplemented or amended Prospectus pursuant to Section 3(i) hereof) and Participating Broker-Dealers shall not be authorized by the Company to deliver and shall not deliver such Prospectus after such period in connection with the resales contemplated by this Section 4; and

    (ii) the application of the Shelf Registration procedures set forth in Section 3 of this Agreement to an Exchange Offer Registration, to the extent not required by the positions of the Staff of the SEC or the Securities Act and the rules and regulations thereunder, will be in conformity with the reasonable request to the Company in writing by the Purchasers or with the reasonable request in writing to the Company by one or more broker-dealers who certify to the Purchasers and the Company in writing that they are, or anticipate that they will be, Participating Broker-Dealers; provided that in connection with such application of the Shelf Registration procedures set forth in Section 3 to an Exchange Offer Registration, the Company shall be obligated (A) to deal only with one entity representing the Participating Broker-Dealers, which shall be the Manager unless it elects not to act as such representative, (B) to pay the fees and expenses of only one counsel representing the Participating Broker-Dealers, which shall be counsel to the Purchasers unless such counsel elects not to so act, and (C) to cause to be delivered only one, if any, "cold comfort" letter with respect to the Prospectus in the form existing on the last Exchange Date and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (i) above.

    (c) The Purchasers shall have no liability to the Company or any Holder with respect to any request that they may make pursuant to Section 4(b) above.

    5. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Purchaser, each Holder and each person, if any, who controls a Purchaser or any Holder within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Notes or Registrable Notes were registered under the Securities Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Purchaser or any Holder furnished to the Company in writing by any Purchaser through you or any selling Holder expressly for use therein.

    (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Purchasers, and the other selling Holders, and each of their respective directors and officers who sign the Registration Statement and each Person, if any, who controls the Company, the Purchasers, and any other selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Purchasers and the Holders, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

    (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which such person is entitled to indemnity pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (A) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Purchasers and all persons, if any, who control any Purchasers within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (B) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (C) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders and all persons, if any, who control any Holders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Purchasers and such persons who control the Purchasers, such firm shall be designated in writing by the Manager. In such case involving the Holders and such persons who control Holders, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

    (d)  If the indemnification provided for in paragraph (a) or
(b) of this Section 5 is unavailable to or insufficient to hold harmless an indemnified party, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with such statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective principal amount of Registrable Notes of such Holder that were registered pursuant to the applicable Registration Statement.

    (e) The Company and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph
(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which the Registrable Notes sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 5 are not exclusive and shall not limit any rights or remedies provided which may otherwise be available to any indemnified party at law or in equity.

    The indemnity and contribution provisions contained in this
Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Purchaser, any Holder or any person controlling any Purchaser or any Holder, or by or on behalf of the Company, its officers or directors or any person controlling the Company, (iii) acceptance of any of the Exchange Notes and (iv) any sale of Registrable Notes pursuant to a Shelf Registration Statement.

    6. Miscellaneous. (a) No Inconsistent Agreements. The Company has not entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

    (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Majority Holders affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consent to the departure with respect to the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Notes unless consented to in writing by such Holder of Registrable Notes.

    (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to each Purchaser, c/o Morgan Stanley & Co. Incorporated, at the address set forth in the Purchase Agreement; and (ii) if to the Company, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this
Section 6(c).

    All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.


    Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to each Indenture Trustee, at the address specified in the Applicable Indenture.

    (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Notes in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Registrable Notes, in any manner, whether by operation of law or otherwise, such Registrable Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Notes, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. Each Purchaser (in its capacity as a Purchaser) shall have no liability or obligation to the Company with respect to any failure by any other Holder to comply with, or any breach by any other Holder of, any of the obligations of such other Holder under this Agreement.

    (e) Purchases and Sale of Notes. The Company shall not, and shall use its best efforts to cause its affiliates (as defined in Rule 405 under the Securities Act), not to purchase and then resell or otherwise transfer any Notes.

    (f) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Purchasers, on the other hand, and the Purchasers and the Holders shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect the rights of the Purchasers or the Holders hereunder.

    (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

    (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

    (i) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

    (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                      USAIR, INC.


                                      By:  /s/Thomas A. Fink
                                      --------------------------
                                      Name:  Thomas A. Fink
                                      Title: Treasurer



Confirmed and accepted as of
  the date first above written:

Morgan Stanley & Co. Incorporated
  Acting severally on behalf of
  itself and the several Purchasers
  named herein.


By:  /s/Thomas F. Cahill, Jr.
     -----------------------------
     Name:   Thomas F. Cahill, Jr.
     Title:  Principal